                              STOCK REPURCHASE AGREEMENT


    Stock Repurchase Agreement dated as of December 31, 1996 among (i) COLOR SPOT NURSERIES, INC., a Delaware corporation whose name is to be changed to "CSN, Inc." (the "COMPANY"), and (ii) MICHAEL F. VUKELICH and JERRY L. HALAMUDA (the "EXECUTIVES"). The Company, the Executives and other stockholders of the Company are parties to a Stockholders Agreement of even date herewith (the "STOCKHOLDERS AGREEMENT"). Capitalized terms used and not defined herein have the meanings assigned such terms in the Stockholders Agreement.

    The parties hereby agree as follows:

    SECTION 1.  COMPANY'S REPURCHASE OBLIGATION.

    (a) Upon the occurrence of a Triggering Event (as defined below), each Executive shall have the right to cause the Company to purchase all, but not less than all, of the Subject Securities (as defined below) held by such Executive (the "PUT") at a purchase price equal to Fair Market Value (as defined below) as of the date of occurrence of such Triggering Event or, in the case of options included in the Subject Securities, the excess of Fair Market Value over the exercise price of such options. An Executive may exercise his right pursuant to this Section 1 by delivering written notice of such election (a "PUT NOTICE") to the Company within 30 days of the occurrence of a Triggering Event. Upon such exercise, the Company shall purchase all of the Subject Securities held by such Executive and shall pay the aggregate purchase price therefor as follows: (i) 20% of such aggregate purchase price shall be paid in cash within 90 days after the Company's receipt of the Put Notice, and (ii) the balance of such aggregate purchase price shall be paid on such date in the form of a promissory note of the Company (a "NOTE") bearing interest at the then-current rate payable on 10-year United States Treasury Notes, with interest payable quarterly in arrears and principal amortized on a ten-year schedule payable quarterly commencing on the six-month anniversary of the date of issuance, and with all remaining unpaid principal and accrued interest thereon payable on the fifth anniversary of the date of issuance.

    (b) Notwithstanding the foregoing, (x) the Note shall be accelerated upon consummation of the Company's initial public offering under the Securities Act, a Sale of the Company or a disposition of all or substantially all of its assets, and (y) the Company shall not be obligated to repurchase Subject Securities to the extent that such repurchase is not permitted pursuant to the terms of any of the Company's indebtedness for borrowed money or by applicable corporate law. In the event of a restriction on the purchase of Subject Securities, the Company shall purchase the maximum amount of Subject Securities that it is able to purchase consistent with such restriction and shall exercise reasonable commercial efforts (in no event to require the refinancing of the Company's indebtedness or the payment of money) to remove such restriction and, upon such removal, the Company shall purchase the balance of such Subject Securities. In the event that the Company is prohibited from honoring its obligation under the Put pursuant to the preceding clause (y), the Company shall pay the Executive whose Subject Securities are the subject of the Put a fee of $150,000 per annum on each anniversary of the date of the Put Notice until such time as the Company has purchased such Subject Securities and, at the option of such Executive, Executive shall have the right to exchange the Subject Securities for redeemable preferred stock of the Company with a liquidation preference equal to the Fair Market Value of the Subject Securities, which preferred stock shall be subject to optional redemption at any time and mandatory redemption upon a Sale of the Company and shall be convertible into Common Stock in connection with the Company's initial public offering of Common Stock at a conversion price equal to the public offering price. So long as the preferred stock is outstanding, the

Company will not declare any dividends on its Common Stock or repurchase any Common Stock held by KCSN or its Affiliates.

    (c) For purposes of this Agreement, (x) "SUBJECT SECURITIES" with respect to an Executive shall mean (i) all Management Stock (other than Option Stock) held by such Executive, (ii) all options held by such Executive on the date hereof other than options granted under the Company's 1997 Stock Option Plan, and (iii) to the extent that such Executive is continuously employed with the Company for a period of three years from the date hereof (other than interruption of service by reason of death or disability), all Option Stock and Vested Options held by such Executive, and (y) a "TRIGGERING EVENT" with respect to an Executive shall mean: (i) termination by the Company of such Executive's employment without Cause, or (ii) such Executive's death or permanent disability.

    (d) For purposes of this Agreement, "FAIR MARKET VALUE" shall mean the value per share of Common Stock determined based on the fair market value of the entire fully-diluted common equity interest in the Company on a going concern basis as of the date of determination, without regard to any discount for minority interest represented by the Subject Securities or the restrictions imposed by the Stockholders Agreement. Fair Market Value shall initially be determined by the Board of Directors of the Company within 30 days after delivery of the Put Notice, and written notice of such determination shall be provided to the Executive whose shares are to be repurchased. If such Executive disagrees with the Board's determination of Fair Market Value, such Executive and the Company shall appoint a mutually acceptable independent appraisal firm to determine Fair Market Value. The decision of such independent appraisal firm shall be final and binding on all parties, and the fees and expenses of such firm shall be borne by the Company unless the appraised Fair Market Value is less than 110% of the value initially determined by the Board, in which case such fees and expenses shall be borne by the Executive.

    (e) In addition to the foregoing provisions, in the event that an Executive's employment is terminated by the Company for Cause, the Company shall have the right to purchase the Subject Securities held by such Executive at any time following such termination, and in the event that KCSN shall transfer all or substantially all of its interest in the Company (other than to an Affiliate of KCSN) following termination of an Executive's employment by the Company for Cause, such Executive shall have the right to require the Company to purchase all of such Executive's Subject Securities for a period of 30 days following such transfer, in either case at a purchase price equal to Fair Market Value as of the date of such termination, which purchase price shall be payable (x) in cash in the case of the Company's exercise of its purchase right, and (y) in the case of Executive's exercise of his resale right, in cash to the extent that KCSN disposes of its interest for cash and in the form of a Note in the event that KCSN disposes of its interest for non-cash consideration. The Company shall give such Executive written notice of such disposition by KCSN and such Executive shall have a period of 30 days following such notice to exercise his rights pursuant to this subsection (e). In the event that Executive's employment is terminated for Cause, Executive hereby waives any rights to participate in any disposition of Investor Stock by KCSN pursuant to Section 6 of the Stockholders Agreement.

    SECTION 2. MODIFICATION OF STOCKHOLDERS AGREEMENT. Notwithstanding any provision of the Stockholders Agreement to the contrary, all references to "Fair Market Value" in Section 2 of the Stockholders Agreement as they relate to the Executives shall mean Fair Market Value as defined in this Agreement.

    SECTION 3. CONFLICTING PROVISIONS. In the event of a conflict between the provisions of this Agreement and the express provisions of the Stockholders Agreement, the express provisions of this Agreement shall control.

    SECTION 4. TERMINATION. This Agreement shall terminate in its entirety upon consummation of the Company's initial public offering of Common Stock under the Securities Act.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date first above written.

                                  COLOR SPOT NURSERIES, INC.



                                  By:
                                     ---------------------------



                                  ------------------------------
                                  MICHAEL F. VUKELICH


                                  ------------------------------
                                  JERRY L. HALAMUDA


                                       3